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                                                                    EXHIBIT 99.1


            NEOTHERAPEUTICS AND J.B. CHEMICALS & PHARMACEUTICALS FORM
         JOINT VENTURE TO MANAGE US CLINICAL DEVELOPMENT AND REGULATORY
                          APPROVALS FOR J.B. PRODUCTS

         IRVINE, Calif., May 1, 2002 - NeoTherapeutics, Inc. (NASDAQ: NEOT) and J.B. Chemicals & Pharmaceuticals, Ltd. (Bombay Stock Exchange: JBCPL) today announced the formation of NeoJB, LLC. NeoTherapeutics will own 80% of NeoJB and a JBCPL subsidiary will own the remainder of NeoJB. NeoJB has been formed to enable NeoTherapeutics to benefit from JBCPL's high quality, lower cost drug manufacturing capabilities and from the sale of JBCPL's products in the United States. JBCPL will benefit from NeoTherapeutics' skills in managing the regulatory process in the United States.

         "JBCPL has built a solid reputation for developing and manufacturing high quality pharmaceutical products, and we are looking forward to bringing their products to market through this new venture," stated Alvin J. Glasky, Ph.D., Chairman and Chief Executive Officer of NeoTherapeutics. "Having the ability to produce high quality drug supplies at lower costs may be important to us in the future as NeoTherapeutics' growing portfolio of pharmaceutical products progresses through clinical development."

         "NeoTherapeutics has demonstrated its skills in effectively managing U.S. regulatory affairs and clinical trials, and we are excited about forming this partnership to help further our objective of reaching the U.S. market with our quality pharmaceutical products," said J.B. Mody, Chairman of J.B. Chemicals & Pharmaceuticals. "JBCPL has a number of products that we believe have significant potential in the U.S. market, including a number of patented products. Having a partner who understands the regulatory and marketing steps in this country should both accelerate and maximize our opportunities."

         JBCPL is an internationally known pharmaceutical company headquartered in Mumbai, India. Today, its products are marketed and well accepted in over 50 countries and it has 12 manufacturing facilities producing a diverse range of high quality bulk drugs for domestic use and as a supplier to international companies. They also sell intermediates, pharmaceutical specialties, radio-diagnostics, herbal remedies and generic drugs. JBCPL produces and markets a family of herbal products under the "Doktor Mom" label. Doktor Mom is the brand leader among cough remedies in Russia, and has been awarded the Reader's Digest Most Trusted European Brand Award for the past two years. In addition, JBCPL is actively involved in the research and development of new drug products, such as JB-7/G a cox-II inhibitor, which is expected to enter clinical development in the United States as an anti-inflammatory. For more information on JBCPL visit their website at www.uniquepharma.com.

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         NeoTherapeutics seeks to create value for stockholders through in-licensing and commercialization of anti-cancer drugs, the discovery and development of central nervous system (CNS) drugs, and the licensing out of new drug targets discovered through genomics research. The Company's lead oncology drug, satraplatin, is being prepared for a phase 3 study in prostate cancer. Phase 2 studies of Neotrofin(TM) in Parkinson's disease, spinal cord injury and chemotherapy-induced neuropathy are ongoing. Additional anti-cancer drugs are in phase 1 and 2 human clinical trials, and the Company has a rich pipeline of pre-clinical neurological drug candidates. For additional information visit the Company's web site at www.neot.com.

This press release may contain forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

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